UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

Walker Financial Corporation
(Exact name of registrant as specified in charter)

DELAWARE	0-5418	13-2637172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Stewart Avenue, Suite 650, Garden City, NY 11530
(Address of principal executive offices)

(516) 832-7000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On November 7, 2007, pursuant to approval by a majority of our stockholders, we amended our Amended Certificate of Incorporation, as amended, to increase our authorized common stock from 100,000,000 shares to 4,000,000,000 shares and to lower the par value of our common stock from $0.0001 per share to $0.00001 per share.

The foregoing description of the terms and conditions of the Certificate of Amendment is qualified in its entirety by, and made subject to, the more complete information set forth in the Certificate of Amendment included herein.

This report may contain forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, included the risks described in our annual report on Form 10-KSB and other reports filed with the Securities Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to change in our expectations, except as required by law.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to Amended Certificate of Incorporation, as amended (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker Financial Corporation
(Registrant)

November 13, 2007	By:	/s/ Mitchell Segal
Mitchell Segal
Chief Executive Officer